Exhibit 99.1

news release

Encana delivers strong second quarter financial results; liquids growth, efficiencies and robust realized prices driving quality returns

Calgary, Alberta (August 1, 2018) TSX, NYSE: ECA

Encana delivered strong financial performance in the second quarter driven by continued liquids growth, efficiencies and robust realized prices. Year-over-year, the company more than doubled cash from operating activities and increased its non-GAAP cash flow and cash flow margin by 67 and 57 percent, respectively. Encana is on track to grow annual production by over 30 percent and now expects to generate free cash flow in 2018. The company has raised its expected full-year average non-GAAP cash flow margin to about $16 per barrel of oil equivalent (BOE).

Second quarter highlights include:

●	cash from operating activities of $475 million, up almost 120 percent from the second quarter of 2017
●	non-GAAP cash flow of $586 million, up 67 percent year-over-year and 47 percent from the previous quarter
●	non-GAAP cash flow margin of $19.09 per BOE, up 57 percent year-over-year and 39 percent from the previous quarter
●	net loss of $151 million primarily attributable to a non-cash, before-tax, unrealized net loss on risk management
●	liquids production of 155,300 barrels per day (bbls/d), up 24 percent year-over-year and seven percent from the previous quarter
●	Permian production up 43 percent year-over-year with current production of more than 90,000 barrels of oil equivalent per day (BOE/d)
●	Montney liquids production up 128 percent year-over-year with current liquids production of over 45,000 bbls/d
●	market diversification strategy delivered robust realized pricing; Permian realized oil price, including basis hedges, was $70.15 per barrel, or 103 percent of WTI

“We delivered strong financial performance through the second quarter and continue to demonstrate our ability to execute efficiently at scale in a busier market,” said Doug Suttles, Encana President & CEO. “Driven by liquids growth, efficiencies and robust realized prices resulting from our market diversification strategy, we are successfully converting rising commodity prices into margin growth and quality returns.”

“Our performance positions us for a strong second half of the year and has us on track to generate free cash flow in 2018, one year earlier than originally targeted in our five-year plan,” added Suttles. “Our multi-basin portfolio continues to provide a competitive advantage, helping us effectively manage risk, provide optionality to direct capital to our highest margin opportunities and transfer learnings across the business.”

Strong financial results: Liquids growth, efficiencies and market diversification drive margin expansion

Oil and condensate growth, efficiencies and robust realized pricing are increasing margins, revenue and returns. The company generated cash from operating activities of $475 million, up from $218 million from the second quarter of 2017. Encana recorded a second quarter net loss of $151 million primarily attributable to a non-cash, before-tax, unrealized net loss on risk management of $326 million. Non-GAAP operating earnings grew 10 percent year-over-year to $198 million.

Year-over-year, non-GAAP cash flow grew 67 percent to $586 million with non-GAAP cash flow margin growing 57 percent to $19.09 per BOE, including a net recovery of taxes and interest of approximately $75 million which added about $2.44 per BOE in the quarter. Driven by strong year-to-date performance, Encana has raised its expected full-year average non-GAAP cash flow margin to around $16 per BOE from its original target of $14 per BOE. The company now expects to generate free cash flow in 2018, one year earlier than outlined in its five-year plan.

Second quarter production totaled 337,900 BOE/d, up seven percent year-over-year, with the company’s core assets contributing 96 percent of total volumes. Year-over-year liquids production grew by 24 percent to 155,300 bbls/d,

Encana Corporation	1

including a 48 percent increase in condensate. Oil and condensate contributed 76 percent of second quarter liquids production. Natural gas production was 1,095 million cubic feet per day (MMcf/d).

Encana is firmly on track to grow total production by more than 30 percent from 2017, after adjusting for 2017 dispositions. The company expects its core assets will deliver fourth quarter production of between 400,000 BOE/d and 425,000 BOE/d. Encana’s capital program, which was weighted to the first half of the year, is on track with guidance.

Strong operational performance: Cube development maximizes recovery, efficiency and returns

Encana continues to maximize the value of its multi-basin portfolio by allocating capital to its highest return opportunities and optimizing resource recovery and efficiencies through its cube development model. Consistent with its plan, the company is on track to deliver significant oil and condensate growth through the second half of the year. Second quarter operational highlights include:

Permian: Strong well performance and continued efficiencies

●	production of 88,200 BOE/d including 55,200 bbls/d of oil, up 43 and 42 percent year-over-year respectively
●

brought three cubes onto production in Midland and Martin counties; four wells in the Jo Mill bench of Martin County are exceeding type curve with average 30-day initial production rates of 1,100 bbls/d of oil

●	third-party data confirms industry-leading drilling performance of 12.6 days from spud to rig release
●	current production of more than 90,000 BOE/d

Montney: On track to double liquids volumes for second consecutive year

●	production of 176,200 BOE/d including 36,000 bbls/d of liquids, which is up 18 percent from the first quarter
●	Tower North-Central Liquids Hub online ahead of schedule, supporting condensate growth plan
●	focused development on condensate-rich inventory
●	current liquids production of more than 45,000 bbls/d; on track to deliver fourth quarter liquids production between 55,000 to 65,000 bbls/d

Eagle Ford and Duvernay: High-return growth

●	combined production of 58,500 BOE/d
●	Eagle Ford returned to growth and is delivering the highest margin production in the portfolio
●	brought 11 net wells onto production in the Eagle Ford with encouraging results from the Graben and Austin Chalk highlighting potential future premium inventory
●	in the Duvernay, two test wells are delivering average 30-day initial production rates of around 1,050 bbls/d of condensate

Share repurchase program

Encana continued to advance its previously announced $400 million share repurchase program. Year-to-date, through its normal course issuer bid, the company has purchased and cancelled approximately 16.8 million common shares for total consideration of about $200 million. Encana expects to repurchase the full $400 million authorized under the program by year-end.

Market diversification: Ensuring market access and maximizing realized prices

The focus of Encana’s market diversification strategy is to maximize price realizations, ensure efficient market access to support the company’s growth plan and manage regional price risk. Encana’s integrated and proactive approach has contributed approximately $70 million in additional non-GAAP cash flow during the second quarter and around $100 million year-to-date.

Through a combination of pipeline transportation and term financial basis hedging, Encana has virtually no exposure to Midland oil pricing through 2018 and limited exposure through 2019. Including basis hedges, the company’s second quarter Permian realized oil price was $70.15 per barrel, or 103 percent of WTI.

As at June 30, 2018, Encana has hedged approximately 128,300 bbls/d of expected oil and condensate production and 1,084 MMcf/d of expected natural gas production for the remainder of 2018, using a variety of structures.

Dividend declared

On July 31, 2018, the Board of Directors declared a dividend of $0.015 per common share payable on September 28, 2018 to common shareholders of record as of September 14, 2018.

Encana Corporation	2

Second Quarter Highlights

Production summary
(for the period ended June 30) (average)	Q2 2018	Q2 2017	% Δ
Oil (Mbbls/d)	84.6	77.4	9
NGLs – Plant Condensate (Mbbls/d)	33.7	22.8	48
NGLs – Other (Mbbls/d)	37.0	24.7	50
Oil and NGLs Total (Mbbls/d)	155.3	124.9	24
Natural gas (MMcf/d)	1,095	1,146	(4)
Total production (MBOE/d)	337.9	316.0	7

Liquids and natural gas prices
	Q2 2018	Q2 2017
Liquids ($/bbl)
WTI	67.88	48.29
Encana realized liquids prices[1]
Oil	58.00	48.27
NGLs – Plant Condensate	54.48	47.33
NGLs – Other	23.77	17.15
Natural gas
NYMEX ($/MMBtu)	2.80	3.18
Encana realized natural gas price[1] ($/Mcf)	3.03	2.56

1 Prices include the impact of realized gain (loss) on risk management.

Non-GAAP Cash Flow Reconciliation
(for the period ended June 30) ($ millions, except as indicated)	Q2 2018	Q2 2017

Cash from (used in) operating activities	475	218
Deduct (add back):
Net change in other assets and liabilities	(5)	(4)
Net change in non-cash working capital	(106)	(129)
Current tax on sale of assets	-	-
Non-GAAP cash flow[1]	586	351
Divided by Production Volumes (MMBOE)	30.7	28.8
Non-GAAP cash flow margin[1] ($/BOE)	19.09	12.19
Non-GAAP Operating Earnings Reconciliation
Net earnings (loss)	(151)	331
Before-tax (addition) deduction:
Unrealized gain (loss) on risk management	(326)	110
Non-operating foreign exchange gain (loss)	(32)	63
Gain (loss) on divestiture	1	-
Income tax	(357) 8	173 (22)
After-tax (addition) deduction	(349)	151
Non-GAAP operating earnings [1]	198	180
[1]	Non-GAAP cash flow, non-GAAP cash flow margin and non-GAAP operating earnings (loss) are non-GAAP measures as defined in Note 1.

Second quarter conference call

A conference call and webcast to discuss the 2018 second quarter results will be held for the investment community today at 7 a.m. MT (9 a.m. ET). To participate, please dial 888-231-8191 (toll-free in North America) or 647-427-7450

Encana Corporation	3

(international) approximately 10 minutes prior to the conference call. The live audio webcast of the second quarter conference call, including slides, will also be available on Encana’s website, www.encana.com, under Investors/Presentations & Events. The webcasts will be archived for approximately 90 days.

Encana Corporation

Encana is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing oil, natural gas liquids (NGLs) and natural gas. By partnering with employees, community organizations and other businesses, Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

Important Information

Encana reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on a net (after-royalties) basis, unless otherwise noted. The term liquids is used to represent oil, NGLs and condensate. The term liquids-rich is used to represent natural gas streams with associated liquids volumes. Unless otherwise specified or the context otherwise requires, references to Encana or to the company includes reference to subsidiaries of and partnership interests held by Encana Corporation and its subsidiaries.

NOTE 1: Non-GAAP measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

●

Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Non-GAAP Cash Flow Margin is a non-GAAP measure defined as Non-GAAP Cash Flow per BOE of production. Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital investment, excluding net acquisitions and divestitures.

●

Non-GAAP Operating Earnings (Loss) is a non-GAAP measure defined as net earnings (loss) excluding non-recurring or non-cash items that management believes reduces the comparability of the company’s financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, restructuring charges, non-operating foreign exchange gains/losses, gains/losses on divestitures and gains on debt retirement. Income taxes may include valuation allowances and the provision related to the pre-tax items listed, as well as income taxes related to divestitures and U.S. tax reform, and adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate.

ADVISORY REGARDING OIL AND GAS INFORMATION - The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. 30-day initial or peak production and other short-term rates are not necessarily indicative of long-term performance or of ultimate recovery.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS - This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: expectation of meeting or exceeding targets in corporate guidance and five-year plan; production growth, including from core assets, and commodity mix thereof; growth within cash flows; anticipated non-GAAP cash flow margin; ability to generate free cash flow; success of market diversification strategy and realized pricing; benefits of multi-basin portfolio; ability to offset cost inflation and anticipated efficiencies; focus on margin growth and quality returns; success and benefits of cube development model, and resulting type curves; expected capital program; number of well locations and anticipated development within five-year plan; anticipated shares to be acquired under share repurchase program and timing thereof; anticipated hedging and outcomes of risk management program, including amount of hedged production; performance relative to peers; and anticipated dividends.

Readers are cautioned against unduly relying on FLS which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or results to differ materially from those expressed or implied. These assumptions include: future commodity prices and differentials; foreign exchange rates; ability to access credit facilities and shelf prospectuses; assumptions contained in the Company’s corporate guidance, five-year plan and as specified herein; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; effectiveness of Encana’s drive to productivity and efficiencies; results from innovations; expectation that counterparties will fulfill their obligations under the gathering, midstream and marketing agreements; access to transportation and processing facilities where Encana operates; assumed tax, royalty and regulatory regimes; enforceability of transaction agreements; and expectations and projections made in light of, and generally consistent with, Encana’s historical experience and its perception of historical trends, including with respect to the pace of technological development, benefits achieved and general industry expectations.

Encana Corporation	4

Risks and uncertainties that may affect these business outcomes include: ability to generate sufficient cash flow to meet obligations; commodity price volatility; ability to secure adequate transportation and potential pipeline curtailments; variability and discretion of Encana’s board of directors to declare and pay dividends, if any; variability in the amount, number of shares and timing of purchases, if any, pursuant to the share repurchase program; timing and costs of well, facilities and pipeline construction; business interruption, property and casualty losses or unexpected technical difficulties, including impact of weather; counterparty and credit risk; impact of a downgrade in credit rating and its impact on access to sources of liquidity; fluctuations in currency and interest rates; risks inherent in Encana’s corporate guidance; failure to achieve cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential lawsuits and regulatory actions made against Encana; impact of disputes arising with its partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; Encana’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities of liquids and natural gas from plays and other sources not currently classified as proved, probable or possible reserves or economic contingent resources, including future net revenue estimates; risks associated with past and future acquisitions or divestitures of certain assets or other transactions or receipt of amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Encana may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Encana may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks and uncertainties impacting Encana’s business, as described in its most recent Annual Report on Form 10-K and as described from time to time in Encana’s other periodic filings as filed on SEDAR and EDGAR.

Although Encana believes the expectations represented by such FLS are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. FLS are made as of the date of this news release and, except as required by law, Encana undertakes no obligation to update publicly or revise any FLS. FLS contained in this news release are expressly qualified by these cautionary statements.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

Investor contact: Corey Code Vice-President, Investor Relations (403) 645-4606 Patti Posadowski Sr. Advisor, Investor Relations (403) 645-2252	Media contact: Simon Scott Vice-President, Communications (403) 645-2526 Jay Averill Director, External Communications (403) 645-4747

SOURCE: Encana Corporation

Encana Corporation	5